DEVELOPMENT AGREEMENT

               THIS AGREEMENT, dated effective November 14, 1995 is made by and among the following parties:

                                CITY OF POCATELLO
                            Peter J. Angstadt, Mayor
                           Dean Tranmer, City Attorney
                                  P.O. Box 4169
                               Pocatello, ID 83205

                                  (the "City")

                         IDAHO STATE BOARD OF EDUCATION
                             acting as Trustees for
                             IDAHO STATE UNIVERSITY,
                         a body politic and corporate of
                               the State of Idaho,
                     J. Kelley Wiltbank, University Counsel
                             Idaho State University
                             Administration Box 8410
                               Pocatello, ID 83209

                               (the "University")

                                       and

                       BALLARD REAL ESTATE HOLDINGS, INC.,
                               a Utah corporation
                           Dale H. Ballard, President
                             12050 Lone Peak Parkway
                               Draper, Utah 84020

                                   ("Ballard")


                                    RECITALS:

                A.  The  University  owns  an  approximately  300-acre
          tract of real property which has been designated by the State as the Idaho State University Research and Business Park (the "Research Park"). The Research Park is located within the city limits of Pocatello, Bannock County, Idaho.

                B. Ballard desires to acquire from the University title to the parcel of land described in Exhibit A attached hereto and made a part of this Agreement (the "Land"), which Land is located within the Research Park. Contemporaneously with this Agreement, Ballard and the University are entering into a Land Acquisition Agreement governing the transfer of the Land to Ballard (the "Acquisition Agreement").

                C. The City and the University have determined that it is in the best public interest and welfare that they provide improvements including roadways and public utility improvements to the Land to encourage development in the Research Park.

                D. The covenants and agreements of the City and the University set forth in this Agreement constitute a material inducement to Ballard to develop a light manufacturing facility on the Land. Ballard would not move forward with construction of a facility on the Land without the assurances provided by the City and the University herein.

               NOW, THEREFORE, in consideration of the promises and agreements set forth below to be kept and performed by one or the other of the parties hereto, the parties agree as follows:

                1.  Obligations  of  the City.    Contingent upon  the
          Closing of the conveyance of the Land by the University to Ballard, the City covenants and agrees as follows:

                    (a) Alvin Ricken Drive. At no cost whatsoever to Ballard, the City shall complete or cause to be completed, construction of a publicly dedicated road (including curb and gutter on both sides), extending the existing Alvin Ricken Drive to the South, to connect to Barton Road. The City and the University represent and warrant that Alvin Ricken Drive, running from Buckskin Road to Barton Road has previously been dedicated to the City as a public road, all in compliance with applicable laws and regulations. The extended Alvin Ricken Drive will be at least the same width and of at least the same quality of road construction as the completed portion of Alvin Ricken Drive. The extended Alvin Ricken Drive, as described herein, will be completed in two phases, as follows:

               Phase I.   Completion to the southern  boundary line of
          the Land by May 1, 1996; and

               Phase II.   Completion to  Barton Road  by November  1,
          1996.

                    (b) Temporary Road. Upon the parties' execution of this Agreement, the City and the University will provide (at no cost to Ballard), or cause to be provided, to Ballard access to the Land via a temporary road in a location acceptable to Ballard, with access via said temporary road to continue until the completion of the construction of Alvin Ricken Drive.

                    (c)  Sewer.

                         (i)  The  City will  provide, or cause  to be
          provided (at no cost to Ballard except a one-time connection fee not to exceed $5,000), to the Land access to the City's sanitary sewer system. The City will, at its cost, obtain all easements, rights of way, permits, and consents reasonably needed to provide sanitary sewer service to the Land. The City will pay all development, installation, and construction costs associated with the installation of such sewer lines. The sewer line shall be at least an 8-inch line.

                        (ii)  The initial, temporary access will be to
          the sewer main located to the West of the Veteran's Home in the Research Park. The installation of this initial sewer line to the northern boundary of the Land shall be completed by the City no later than March 1, 1996, as provided in subparagraph (i) above. The easement for this temporary easement will terminate automatically upon completion and activation of the sewer access described in subparagraph
          (iii) below. The legal description of this temporary sewer line easement is as follows:

                    A twenty (20.0)-foot wide easement for the construction and maintenance of a sanitary sewer line, said easement being ten (10.0) feet on each side of the following described centerline:

                    Commencing  at  the northwest  corner of
                    Section 31, Township  6 South, Range  35
                    East, Boise Meridian; thence

                    South 89 degrees  44 minutes 03  seconds
                    East along the north line of Section 31 for a distance of 610.05 feet to a point on the west line of the land associated with the Idaho State Veterans Home; thence

                    South for  a distance of 469.22  feet to
                    the   southwest   corner  of   the  land
                    associated with the Idaho State Veterans
                    Home; thence

                    West for a distance of 10.00 feet to the TRUE POINT OF BEGINNING; thence

                    North  along  the   centerline  of   the
                    easement    being     described,    said
                    centerline being parallel with and 10.0 feet west of the west boundary line of the land associated with the Idaho State Veterans Home, for a distance of 510.0 feet to the terminus of the easement being described.

                       (iii)  The long-term  plan of the City  and the
          University is for a sewer line to be placed in the easement of Alvin Ricken Drive, as shown in Exhibit B, attached to and made a part of this Agreement. The City will complete, or cause to be completed, construction of such sewer line to the eastern boundary of the Land and cause such line to be activated no later than June 1, 1996, in accordance with the provisions of subparagraph (i) above, except that Ballard will not be required to pay a new connection fee. This sewer line will be constructed at an elevation which will accommodate the gravity flow of sewage into it from Ballard's facility to be constructed on the land, without the need of a lift station.

                    (d)  Culinary Water.

                         (i) At no cost to Ballard, the City will construct and install a culinary water system and 10-inch water lines as are reasonably necessary, to provide culinary water service from the City's culinary water system, which shall service the Land at its eastern boundary, as shown on Exhibit B. The culinary water system shall be constructed and installed within Alvin Ricken Drive to provide access to the system by Ballard. Connection to the system shall be at a hook-up cost not to exceed $2,000 (including water meter fee). The culinary water system shall adequately satisfy the reasonable needs and requirements of Ballard, including fire protection, in accordance with plans and specifications provided by Ballard to the City. The City shall be required to provide adequate fire hydrants at appropriate locations in Alvin Ricken Drive. The installation of all culinary water improvements shall be completed by the City no later than January 1, 1996.

                        (ii) Ballard estimates the following potential water capacity for fire flows (and to maintain acceptable rating with its property and casualty insurance carrier):

                           -  Four to six  8 inch  risers per  100,000
          square feet of building;

                           -  75 psi at least;

                           -  Need  to be  able to  pump approximately
                              1300-1500 gal. per min for two hours.

                       (iii) Upon the execution of this Agreement by the parties and continuing until completion of the culinary water improvements as specified in subparagraph (i) above, the City and the University hereby authorize Ballard to use in its excavation, soil compaction, and development activities, water from existing water service in Alvin Ricken Drive. For this purpose, Ballard may pull water from existing fire hydrants. This temporary use of water for construction will be at no charge to Ballard.

                    (e) Electricity, Gas, Fiberoptics and Telephone. At no cost to Ballard, the City will construct or cause to be constructed, and install an underground electric line, an underground natural gas line (at least 2 inches), an underground fiberoptics cable, and underground telephone cable, to provide access by the Land (at its eastern boundary) to electricity, natural gas, fiberoptics, and telephones, respectively, all as shown in Exhibit B. The City will, at its cost, obtain all easements, rights of way and permits reasonably needed to provide such electricity, natural gas, fiberoptics and telephone service to the Land. The City will pay all development, installation and construction costs associated with the installation of such lines. The City shall obtain all consents and permits required from any applicable electricity, gas, fiberoptics or telephone authority. Installation of electricity and gas lines shall be completed no later than December 15, 1995. Installation of telephone and fiberoptics lines shall be completed no later than April 1, 1996.

                         (i)  Electricity.       Ballard   needs   the
          following to allow for potential future capacity of the facility on the Land:

                           -  480 volts

                           - 3 phase 4 wire (277 per wire for each of 3 wires plus a neutral 4th wire)

                           -  3,000 amps

                           -  1.6 megaWatt demand

                        (ii)  Natural   Gas.      Ballard  needs   the
          following to allow for potential future capacity of the facility on the land:

                           -  2-inch gas line - 6 psi

                       (iii)  Telephone

                           -  Ballard needs a potential of 50 pairs of
                              lines, to enable future expansion of its
                              facility  on  the   Land.     Initially,
                              Ballard would require 25 pairs.

                    (f) $150,000 Contribution to Improvements. The City will contribute $150,000 of value toward any one of, or a combination of, the following projects in connection with the development of Ballard's facility on the Land:

                         (i) Purchase of fill dirt from the hill located on the northwest corner of the Land.

                        (ii) Grading the Land for storm drainage purposes;

                       (iii)  Developing  and  providing   landscaping
          within the right of way of Alvin Ricken Drive; and

                        (iv) Funding assistance in the construction of the fire line (water) loop to be located on the Land, with respect to which an easement (for access and maintenance) would be granted to the City by Ballard.

               Ballard and the City shall cooperate together to decide where and how said $150,000 assistance will be allocated. The contribution of $150,000 will be made through a Revenue Allocation District to be created and approved by the City and administered by PDA. The proceeds of tax increment financing within the District are to be used for items (i) through (iv) above.

                    (g) Storm Drainage. The parties shall cooperate together to develop a storm sewer plan for the Land. Ballard currently anticipates a storm sewer plan as follows:

                            -      Ballard  will  install storm  sewer
          pipelines and drains.

                            -      Storm  water  will   be  piped   to
          detention basins located in the existing gully south of the Land.

                            -      The  detention  pond  will  release
          water into nearby ravines.

                            -      The   University   will  grant   to
          Ballard a storm drainage easement to allow for release and runoff of storm water onto University property.

                    (h) Certificate of Completion. Promptly after the completion of all improvements required herein by the City substantially in accordance with the approved plans, the City shall furnish to Ballard an instrument certifying completion of the infrastructure and improvements.

                    (i) Cooperation to Develop/Permits. The City will cooperate fully in promptly reviewing, pursuant to its regulations and ordinances and, absent reasonable objections, promptly approving plans and specifications submitted by Ballard for its proposed development and construction on the Land and granting appropriate building permits therefor. The City has appointed Lynn Transtrum, as a "Fast-Track Officer," to assist Ballard to obtain prompt inspection and prompt processing of needed building permits. Building permit fees will be paid one-half by Ballard and one-half by the City.

                    (j) Bus Service. The City will provide adequate commuter bus service on Alvin Ricken Drive adjacent to the Land, after Ballard begins production at its facility located on the Land. Such commuter service shall connect at Ballard's facility to the downtown Pocatello area.

                    (k)  Priority Snow  Removal.   The City  covenants
          and agrees that it will make Ricken Drive a priority snow removal route.

                2.  Obligations  of the  University.   Contingent upon
          the closing of the conveyance of the Land to Ballard, the University covenants and agrees as follows:

                    (a) Easements. The University will transfer and convey, for no consideration other than the covenants of Ballard and the City as set forth herein, all easements and rights of way reasonably needed for all of the utilities described in the paragraphs of Section 1 above, to the extent such easements and rights of way are reasonably needed across real estate owned by the University.

                    (b)  Cooperate to  Develop.   The University  will
          cooperate fully in Ballard's development and construction on the Land.

                3. Obligations of Ballard. Ballard agrees, contingent upon the closing of the conveyance of the Land to Ballard and upon satisfaction of the covenants and agreements of the City and the University herein, that Ballard shall construct on the Land a building and improvements of generally the same quality of construction as Ballard's facility in Draper, Utah.

                4. Default. Time is of the essence in this Agreement. In the event of any default in or breach of this Agreement or any of its terms and conditions by any party, such party shall, upon written notice from the other party or parties, proceed immediately to cure or remedy such default or breach, and in any event shall cure within thirty
          (30) days after receipt of such notice. In case the default or breach shall not be cured or remedied within such thirty
          (30) day period, the aggrieved party may institute such proceedings as may be necessary to realize on rights or remedies available to it as law or equity, including, but not limited to, proceedings to compel specific performance by the party in default or breach of its obligations. In addition, the aggrieved party shall have the right to complete construction of any improvements in connection with which the defaulting party is in breach, and to then demand and receive reimbursement from the defaulting party for funds so expended, plus interest at 8% per annum.

                5. Force Majeure. In the event that any work or construction required herein cannot be completed by the date provided herein due to interruption of transport, strikes, fire, flood or extreme weather, or acts of God or similar occurrences, then the date for completion shall be extended for the period of such interruption. No such allowance shall be made unless the party claiming such allowance shall provide notice of the interruption, in writing, to all other parties, citing specifically the conditions impeding performance within 30 days of the event which caused the delay.

                6.  Representations  and Warranties  of Parties.   The
          parties each hereby represent and warrant solely with respect to itself:

                    (a)  All Consents.   Said party  has all  consents
          and approvals required to enter into and perform this Agreement.

                    (b)  Powers,  Authorizations.     The   execution,
          delivery, and performance of this Agreement by said party:

                         (i)  is within the power of said party;

                        (ii)  has   been   duly   authorized  by   all
          necessary actions; and

                       (iii) does not contravene or constitute a default under any provisions of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon said party.

                    (c) Pending or Threatened Litigation. There is no action, suit, or proceeding pending, or to the knowledge of said party threatened, against or affecting said party before any court or arbitrator or any governmental body, agency, or official in which there is a reasonable possibility of an adverse decision which could materially affect the Land, or which in any manner questions the validity of this Agreement or the covenants made herein.

                    (d)  Binding    Agreement.       This    Agreement
          constitutes a valid and binding agreement of said party.

                7. Land Use. The City represents and warrants that the only approvals needed from the City for construction of Ballard's facility on the Land is the obtaining of building permits. No zoning, conditional use, or other permits are required. The intended use of the Land by Ballard (i.e., as a manufacturing facility) is fully authorized and proper under applicable laws and regulations.

                8. Miscellaneous. No waiver made by any party shall apply to obligations beyond those expressly waived in writing. There are no representations or agreements between the parties regarding the subject matter addressed by this Agreement except as set forth herein and in the Acquisition Agreement, and this Agreement and the Acquisition Agreement supersede any and all prior negotiations, agreements, or understandings between the parties hereto in any way related to the subject matter. None of the provisions of this Agreement may be altered or modified except through a document in writing signed by both of the parties hereto. To the extent permitted by the provisions hereof, all of the terms, provisions, agreements, and undertakings herein contained shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates written below, effective as the date first written above.

          CITY OF POCATELLO
          Peter J. Angstadt, Mayor
          November 30, 1995

          IDAHO STATE BOARD OF EDUCATION
          acting as Trustees for
          IDAHO STATE UNIVERSITY
          Richard L. Bowen, President
          Idaho State University
          November 30, 1995

          BALLARD REAL ESTATE HOLDINGS, INC.
          Dale H. Ballard, President
          November 29, 1995

                                    EXHIBIT A

             (Attached to and forming part of Development Agreement)

                          Legal Description of the Land

                    A tract of land in the northwest quarter of Section 31, Township 6 South, Range
                    35 East, Boise Meridian, described as follows:

                    Commencing  at  the northwest  corner of
                    Section 31, Township  6 South, Range  35
                    East, Boise Meridian; thence

                    South 89 degrees  44 minutes 03  seconds
                    East along the north line of Section 31 for a distance of 610.05 feet to a point on the west line of the land associated with the Idaho State Veterans Home; thence

                    South for a  distance of 469.22 feet  to
                    the   southwest   corner  of   the  land
                    associated with the Idaho State Veterans
                    Home,  the  TRUE  POINT   OF  BEGINNING;
                    thence

                    East  along the  south boundary  line of
                    the land associated with the Idaho State
                    Veterans Home for  a distance of  496.84
                    feet; thence

                    South 08 degrees  07 minutes 22  seconds
                    West  for  a  distance of  909.12  feet;
                    thence

                    West for a distance of 903.77 feet; thence

                    North for a distance of 900.00 feet; thence

                    East for a distance of 535.39 feet to the point of beginning.

                    Comprising 20.00 acres, more or less.


                                    EXHIBIT B

                                Utility Plan Map